Exhibit 10.1

WAIVER AND CONSENT

This waiver and consent (this “Waiver and Consent”) dated September 26, 2025, by and between Sharps Technology, Inc., a Nevada corporation (the “Company”) and each of the several purchasers signatory hereto (each such purchaser, a “Purchaser” and, collectively, the “Purchasers”), is being delivered pursuant to Sections 6(d) of the Registration Rights Agreement by and between the Company and Purchasers, dated August 25, 2025 (the “Agreement”). Capitalized terms used herein, unless otherwise defined, shall have the meanings set forth in the Agreement.

RECITALS

WHEREAS, pursuant to Section 2(a) of the Agreement, the Company is required to prepare and file or cause to be prepared and filed with the Commission, a Registration Statement no later than September 29, 2025.

WHEREAS, the Company is seeking (i) waiver of compliance with the Filing Date and (ii) to amend the Filing Date to sixty (60) days following the Closing Date, in each case in accordance with Section 6(d) of the Agreement, which provides that any of the provisions, covenants and conditions set forth in the Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified, with the written consent of (i) the Company and (ii) the Holders of at least a majority in interest of the Registrable Securities; and

NOW THEREFORE, of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

1.	Waiver. In connection with waiving the compliance with and amending the Filing Date, each Purchaser hereby:

a.	provides this written consent to the Company for waiving the compliance with the Filing Date and amending the Filing Date to sixty (60) days from the Closing Date.

2.	Limited Waiver. The execution, delivery and effectiveness of this Consent and Waiver shall not, except as expressly provided herein, (A) waive or modify any right, power or remedy under, or any other provision of the Agreement or (B) commit or otherwise obligate the Purchasers to enter into or consider entering into any other waiver or modification of the Agreement.

3.	Miscellaneous. All communications and notices hereunder shall be given as provided in the Agreement. This Consent and Waiver (a) shall be governed by and construed in accordance with the law of the State of New York, (b) is for the exclusive benefit of the parties hereto and, together with the Agreement, constitutes the entire agreement of such parties, superseding all prior agreements among them, with respect to the subject matter hereof, (c) may be modified, waived or assigned only in writing by both the Company and the Purchasers, and only to the extent such modification, waiver or assignment would be permitted under the Agreement (and any attempt to assign this Consent and Waiver without such writing shall be null and void), and (d) is a negotiated document, entered into freely among the parties upon advice of their own counsel, and it should not be construed against any of its drafters. The fact that any term or provision of this Consent and Waiver is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

[Signature pages follows.]

IN WITNESS WHEREOF, the undersigned have executed this Consent and Waiver as of the date first above written.

Sharps Technology, Inc.

By:	/s/ Paul K. Danner
Name:	Paul K. Danner
Title:	Principal Executive Officer

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Name of Holder: __________________________

Signature of Authorized Signatory of Holder: __________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: __________________________

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